Exhibit 99.1

Investor Relations:

General Counsel

Gregory Harrison, 888-600-1044 ext. 9

info@pocketfinder.com

Location Based Technologies Signs an Exclusive Licensing Agreement with Oak Ridge National

Laboratory of the US Department of Energy via UT-Battelle, LLC for Integration and Marketing

of the VERDE™ Analytics System

Irvine, Calif. Location Based Technologies, Inc. (OTCBB: LBAS),a leading developer of comprehensive GPS tracker solutions, announced the signing of an exclusive license agreement with UT-Battelle, LLC (UT-Battelle), which manages and operates the Oak Ridge National Laboratory (ORNL) for the US Department of Energy (DOE), to integrate and market UT-Battelle’s electric power restoration forecasting system, called VERDE™ Analytics.

Integration of ORNL’s VERDE Analytics environmental situation information with LBT GPS location information in near real-time, enables mobile service providers to dramatically improve responsiveness when managing through severe weather conditions and enhance worker safety at the same time using a single source to view the mapped information. LBT GPS tracker devices have been designed to significantly increase situational awareness by providing highly accurate location information for monitoring vehicles, mobile assets, as well as work crew personnel. The VERDE Analytics system combines more than 50 non-proprietary environmental and weather data feeds providing comprehensive maps along with up-to-the minute projections for restoration of power operations.

“This is a tremendous enhancement to our product offering and opens a new market segment for LBT” said Location Based Technologies’ CEO, Dave Morse. “The ability for companies to track assets while monitoring severe weather will be of tremendous value to a number of companies, particularly public utilities. When a severe weather-related event occurs, our customers will be able to make better management decisions and more effectively coordinate its people and assets from our platform. It’s an extraordinary and unique proposition.”

LBT will have exclusive rights to market the VERDE Analytics maps with their GPS location technology. Integration is expected to be complete before the end of the second calendar quarter (Q2) 2014, at which time it will be offered to commercial customers as well as public utilities and other agencies throughout the US.

“This partnership will cost effectively help to speed restoring essential utilities in times of national emergency by putting powerful tools in the hands of repair crews managing through critical situations out in the field” said ORNL Researcher Steven Fernandez.

About Location Based Technologies

A publicly traded company, Location Based Technologies (LBAS) designs and builds dedicated GPS products and services that are affordable and easy to use. The Company’s consumer products are sold under the PocketFinder brand, and its commercial products are sold under the LBT brand. For more information, visit: www.pocketfinder.com or www.locationbasedtech.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment and data center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, system interruption, inventory, government regulation and taxation and payments. More information about factors that potentially could affect Location Based Technologies’ financial results is included in Location Based Technologies’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

PocketFinder and Location Based Technologies, Inc. are trademarks of Location Based Technologies, Inc. registered in the U.S. and other countries.